Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

Exhibit 23.22

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated July 5, 2007 on the consolidated financial statements of Yukon Gold Corporation, Inc. (the “Company”) included in Amendment No. 1 to the Registration Statement on Form S1 being filed by the Company, for the fiscal years ended April 30, 2007 and 2006 and for the cumulative period ended April 30, 2007.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada May 20, 2008	Chartered Accountants Licensed Public Accountants

1167 Caledonia Road Toronto, Ontario M6A 2X1 Tel: 416 785 5353 Fax: 416 785 5663